Exhibit 99.1

FOR IMMEDIATE RELEASE

ELLIE MAE REPORTS FOURTH QUARTER AND FULL YEAR 2018 RESULTS
PLEASANTON, Calif. - February 14, 2019 - Ellie Mae® (NYSE:ELLI), the leading cloud-based platform provider for the mortgage finance industry, today reported results1 for the fourth quarter and full year ended December 31, 2018.
Fourth Quarter 2018 Highlights

•	Revenues of $116.0 million vs. $112.9 million in 2017.

•	Net income of $0.1 million vs. $9.9 million in 2017.

•	Adjusted EBITDA of $25.5 million vs. $28.7 million in 2017.

•	623,000 loans closed on Encompass.[2]
Full Year 2018 Highlights

•	Revenues of $480.3 million vs. $417.0 million in 2017.

•	Net income of $22.6 million vs. $52.9 million in 2017.

•	Adjusted EBITDA of $122.5 million vs. $123.9 million in 2017.

•	2,596,000 loans closed on Encompass.[2]
“We are pleased to report a solid finish to the year,” said Jonathan Corr, President & CEO. “Throughout the year we made significant enhancements to our Encompass Digital Lending Platform in order to drive increased productivity. Lenders are increasingly looking to technology to tackle higher origination costs and we are seeing our lenders look to automate more workflow through Encompass. Entering 2019, we remain confident in our underlying technology foundation and the growing value proposition of Encompass.”
Financial Results
Revenues for the fourth quarter of 2018 were $116.0 million, compared to $112.9 million for the fourth quarter of 2017. Net income for the fourth quarter of 2018 was $0.1 million, or $0.00 per diluted share, compared to $9.9 million, or $0.28 per diluted share, for the fourth quarter of 2017. Net income for the fourth quarter of 2018 includes the amortization of acquisition-related intangibles related to the Velocify acquisition, and one-time costs related to a reorganization of the technology group.
On a non-GAAP basis, adjusted net income for the fourth quarter of 2018 was $9.5 million, or $0.27 per diluted share, compared to $11.8 million, or $0.33 per diluted share, for the fourth quarter of 2017. Adjusted EBITDA for the fourth quarter of 2018 was $25.5 million compared to $28.7 million for the fourth quarter of 2017.

______________________________
1 On January 1, 2018, Ellie Mae adopted Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers, using the modified retrospective method, which replaced the previous accounting standard ASC 605, Revenue Recognition. While the financial results for the fourth quarter and full year 2018 are presented under ASC 606, financial results for the fourth quarter and full year 2017 are presented under ASC 605. A reconciliation of the financial results for the fourth quarter and full year 2018 under ASC 606 and ASC 605, as well as a reconciliation of other non-GAAP financial measures discussed in this release, is presented in the “Non-GAAP Reconciliation” table included in this release.
2 Closed loans consist of loans originated (which excludes correspondent purchased loans or brokered loans) on the Encompass Digital Lending Platform, which is calculated by adding the loans reported to us as originated by our Success Based Pricing lenders and estimating the number of loans originated by the small percentage of lenders that are purely on a subscription service.

Total revenue for 2018 was $480.3 million, compared to $417.0 million for 2017. Net income for 2018 was $22.6 million, or $0.63 per diluted share, compared to $52.9 million, or $1.48 per diluted share, for 2017. Full year 2018 net income includes the amortization of acquisition-related intangibles related to the Velocify acquisition.
On a non-GAAP basis, adjusted net income for 2018 was $63.4 million, or $1.77 per diluted share, compared to $58.9 million, or $1.64 per diluted share, for 2017. Adjusted EBITDA for 2018 was $122.5 million, compared to $123.9 million for 2017.
Additional information about the non-GAAP financial measures presented in this release, including a reconciliation of the non-GAAP financial measures to their related GAAP financial measures, is set forth below under the section entitled, “Use of Non-GAAP Financial Measures.”
Subsequent Event
On February 12, 2019, the Company announced that it has entered into a definitive agreement to be acquired by Thoma Bravo, LLC in an all-cash transaction that values the Company at an aggregate value of approximately $3.7 billion. Under the terms of the agreement, the Company’s stockholders will receive $99.00 per share in cash upon the closing of the transaction. Closing of the transaction is subject to approval by Ellie Mae stockholders and regulatory authorities and the satisfaction of customary closing conditions. The transaction is currently expected to close in the second or third quarter of 2019 and is not subject to a financial condition.
Upcoming Events
As a result of the proposed merger (the “Merger”), the Company will not host an earnings conference call or provide financial guidance. Similarly, the Company will no longer host its Analyst Meeting, which was scheduled to take place in conjunction with the Company’s user event in March 2019.

Use of Non-GAAP Financial Measures
Ellie Mae provides investors with the non-GAAP financial measures of adjusted net income, adjusted net income per share, adjusted EBITDA, and adjusted gross profit in addition to the traditional GAAP operating performance measure of net income (loss) as part of its overall assessment of its performance. In addition, Ellie Mae provides investors with the non-GAAP financial measures under ASC 605 to compare against the Company’s GAAP financial measures under ASC 606. Ellie Mae adopted ASC 606 using the modified retrospective method with the cumulative effect of initially applying Topic 606 as an adjustment to the opening balance of retained earnings as of January 1, 2018. The comparative financial information has not been restated and continues to be reported under the accounting standards in effect in those prior periods. Adjusted net income consists of net income (loss) plus stock-based compensation expense, amortization of acquisition-related intangibles, acquisition-related costs, and non-GAAP income tax adjustments. EBITDA consists of net income (loss) plus depreciation and amortization, amortization of acquisition-related intangibles, and income tax provision, less other income, net and income tax benefit. Adjusted EBITDA consists of EBITDA plus stock-based compensation expense and acquisition-related costs. Adjusted gross profit consists of gross profit plus stock-based compensation expense and amortization of acquisition-related intangibles that are included in cost of revenues. Ellie Mae uses adjusted net income, adjusted net income per share, adjusted EBITDA, and adjusted gross profit as measures of operating performance because they enable period to period comparisons by excluding potential differences caused by variations in the age and depreciable lives of fixed assets, amortization of acquisition-related intangibles, acquisition-related costs, and changes in interest expense and interest income that are influenced by capital market conditions. Ellie Mae also believes it is useful to exclude stock-based compensation expense from adjusted net income, adjusted EBITDA, and adjusted gross profit because the amount of non-cash expense associated with stock-based awards made at certain prices and points in time (a) do not necessarily reflect how Ellie Mae’s business is performing at any particular time and (b) can vary significantly between periods due to the timing of new stock-based awards. The non-GAAP income tax adjustments are calculated based on the annual non-GAAP effective tax rate, which quantifies the tax effects of the non-GAAP adjustments. These non-GAAP financial measures are not measurements of Ellie Mae’s financial performance under GAAP and have limitations as analytical tools. Accordingly, these non-GAAP financial measures should not be considered a substitute for, or superior to, net income (loss), operating income (loss), gross profit, or other financial measures calculated in accordance with GAAP.
Ellie Mae cautions that other companies in Ellie Mae’s industry may calculate adjusted net income, adjusted net income per share, adjusted EBITDA, and adjusted gross profit differently than Ellie Mae does, further limiting their usefulness as comparative measures. A reconciliation of net income (loss) to adjusted net income, adjusted net income per share, EBITDA and adjusted EBITDA, and gross profit to adjusted gross profit is included in the tables below.

Disclosure Information
Ellie Mae uses the investor relations section on its website as the means of complying with its disclosure obligations under Regulation FD. Accordingly, the Company recommends that investors monitor Ellie Mae’s investor relations website in addition to following Ellie Mae’s press releases, Securities and Exchange Commission (“SEC”) filings, and public conference calls and webcasts.
About Ellie Mae
Ellie Mae (NYSE:ELLI) is the leading cloud-based platform provider for the mortgage finance industry. Ellie Mae’s technology solutions enable lenders to originate more loans, reduce origination costs, and shorten the time to close, all while ensuring the highest levels of compliance, quality and efficiency. Visit EllieMae.com or call (877) 355-4362 to learn more.
Additional Information and Where to Find It
In connection with the proposed Merger, Ellie Mae expects to file with the SEC and furnish to its stockholders a proxy statement on Schedule 14A, as well as other relevant documents concerning the proposed transaction. Promptly after filing its definitive proxy statement with the SEC, Ellie Mae will mail the definitive proxy statement and a proxy card to each stockholder of Ellie Mae entitled to vote at the special meeting relating to the proposed transaction. The proxy statement will contain important information about the proposed Merger and related matters. STOCKHOLDERS AND SECURITY HOLDERS OF ELLIE MAE ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE MERGER THAT ELLIE MAE WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ELLIE MAE AND THE TRANSACTION. This communication is not a substitute for the proxy statement or for any other document that Ellie Mae may file with the SEC and send to its stockholders in connection with the proposed Merger. The proposed Merger will be submitted to Ellie Mae’s stockholders for their consideration. Before making any voting decision, stockholders of Ellie Mae are urged to read the proxy statement regarding the Merger when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information about the proposed Merger.
Stockholders of Ellie Mae will be able to obtain a free copy of the proxy statement, as well as other filings containing information about Ellie Mae and the proposed transaction, without charge, at the SEC’s website (http://www.sec.gov). Copies of the proxy statement, when available, and the filings with the SEC that will be incorporated by reference therein can also be obtained, without charge, by contacting Ellie Mae’s Investor Relations at (925) 227-7079, by email at ir@elliemae.com, or by going to Ellie Mae’s Investor Relations page on its website at investor.elliemae.com and clicking on the link titled “SEC Filings” to access Ellie Mae’s “SEC Filings.”

Participants in the Solicitation
Ellie Mae and certain of its directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed Merger. Information regarding the interests of Ellie Mae’s directors and executive officers and their ownership of Company Common Stock is set forth in Ellie Mae’s proxy statement on Schedule 14A filed with the SEC on April 4, 2018, will be included in Ellie Mae’s definitive proxy statement to be filed with the SEC in connection with the proposed Merger, and certain of its Current Reports on Form 8-K. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests in the proposed Merger, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC in connection with the proposed Merger. Free copies of this document may be obtained as described in the preceding paragraph.
Notice Regarding Forward-Looking Statements
This communication, and any documents to which Ellie Mae refers you in this communication, contains not only historical information, but also forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent Ellie Mae’s current expectations or beliefs concerning future events, including but not limited to the expected completion and timing of the proposed transaction, expected benefits and costs of the proposed transaction, management plans and other information relating to the proposed transaction, strategies and objectives of Ellie Mae for future operations and other information relating to the proposed transaction. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “intends,” “forecasts,” “should,” “estimates,” “contemplate,” “future,” “goal,” “potential,” “predict,” “project,” “projection,” “target,” “seek,” “may,” “will,” “could,” “should,” “would,” “assuming,” and similar expressions are intended to identify forward-looking statements. You should read any such forward-looking statements carefully, as they involve a number of risks, uncertainties and assumptions that may cause actual results to differ significantly from those projected or contemplated in any such forward-looking statement. Those risks, uncertainties and assumptions include (i) the risk that the proposed transaction may not be completed in a timely manner or at all, which may adversely affect Ellie Mae’s business and the price of the common stock of Ellie Mae, (ii) the failure to satisfy any of the conditions to the consummation of the proposed transaction, including the adoption of the Merger Agreement by the stockholders of Ellie Mae and the receipt of certain regulatory approvals, (iii) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the Merger Agreement, (iv) the effect of the announcement or pendency of the proposed transaction on Ellie Mae’s business relationships, operating results and business generally, (v) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the proposed transaction, (vi) risks related to diverting management’s attention from Ellie Mae’s ongoing business operations, (vii) the outcome of any legal proceedings that may be instituted against Ellie Mae related to the Merger Agreement or the proposed transaction, (viii) unexpected costs, charges or expenses resulting from the proposed transaction, and (ix) other risks described in Ellie Mae’s filings with the SEC, such as its Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K. Forward-looking statements speak only as of the date of this communication or the date of any document incorporated by reference in this document.

Except as required by applicable law or regulation, Ellie Mae does not assume any obligation to update any such forward-looking statements whether as the result of new developments or otherwise.
IR CONTACTS:
Alex Hughes
VP of Investor Relations
Ellie Mae, Inc.
(925) 227-7079
IR@elliemae.com
Lisa Laukkanen
The Blueshirt Group for Ellie Mae, Inc.
(415) 217-4967
lisa@blueshirtgroup.com
PRESS CONTACT:
Erica Harvill
Ellie Mae, Inc.
(925) 227-5913
Erica.Harvill@elliemae.com

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© 2019 Ellie Mae, Inc. Ellie Mae®, Encompass®, AllRegs®, Mavent®, Velocify®, the Ellie Mae logo and other trademarks or service marks of Ellie Mae, Inc. appearing herein are the property of Ellie Mae, Inc. or its subsidiaries. All rights reserved. Other company and product names may be trademarks or copyrights of their respective owners.

Ellie Mae, Inc.
CONDENSED BALANCE SHEETS
(UNAUDITED)
(in thousands)

	December 31, 2018	December 31, 2017
Assets
Current assets:
Cash and cash equivalents	$181,697	$137,698
Short-term investments	120,898	103,345
Accounts receivable, net	43,876	43,121
Prepaid expenses and other current assets	32,905	18,474
Total current assets	379,376	302,638
Property and equipment, net	233,590	186,991
Long-term investments	61,959	107,363
Intangible assets, net	59,486	80,874
Goodwill	141,168	144,451
Deposits and other long-term assets	36,031	9,290
Total assets	$911,610	$831,607

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$18,539	$24,913
Accrued and other current liabilities	39,247	26,188
Contract liabilities	24,357	26,287
Total current liabilities	82,143	77,388
Other long-term liabilities	25,398	18,880
Total liabilities	107,541	96,268
Stockholders' equity:
Common stock	4	3
Additional paid-in capital	694,607	649,817
Accumulated other comprehensive loss	(747)	(880)
Retained earnings	110,205	86,399
Total stockholders' equity	804,069	735,339
Total liabilities and stockholders' equity	$911,610	$831,607

Ellie Mae, Inc.
CONDENSED STATEMENTS OF COMPREHENSIVE INCOME
(UNAUDITED)
(in thousands, except per share amounts)

	Quarter Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Revenues	$116,046	$112,886	$480,266	$417,042
Cost of revenues (1)	49,197	48,272	199,925	160,910
Gross profit	66,849	64,614	280,341	256,132
Operating expenses:
Sales and marketing (1)	21,247	18,280	84,234	65,042
Research and development (1)	20,450	19,912	88,150	69,266
General and administrative (1)	25,807	23,858	97,077	79,686
Total operating expenses	67,504	62,050	269,461	213,994
Income (loss) from operations	(655)	2,564	10,880	42,138
Other income, net	1,069	853	3,920	3,256
Income before income taxes	414	3,417	14,800	45,394
Income tax provision (benefit)	330	(6,492)	(7,775)	(7,456)
Net income	$84	$9,909	$22,575	$52,850
Net income per share of common stock:
Basic	$—	$0.29	$0.66	$1.55
Diluted	$—	$0.28	$0.63	$1.48
Weighted average common shares used in computing net income per share of common stock:
Basic	34,717	34,214	34,441	34,057
Diluted	35,636	35,689	35,787	35,806

Net income	$84	$9,909	$22,575	$52,850
Other comprehensive income (loss), net of taxes:
Unrealized gain (loss) on investments	517	(669)	133	(661)
Comprehensive income	$601	$9,240	$22,708	$52,189

(1) Includes stock-based compensation expense of the following for the periods presented:
Cost of revenues	$2,350	$1,857	$8,758	$6,786
Sales and marketing	2,151	1,443	7,396	5,223
Research and development	596	2,279	8,879	8,281
General and administrative	4,144	3,628	14,942	14,177
	$9,241	$9,207	$39,975	$34,467

Ellie Mae, Inc.
CONDENSED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(in thousands)

	Year Ended December 31,
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$22,575	$52,850
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	49,801	36,482
Amortization of acquisition-related intangibles	21,388	9,515
Stock-based compensation expense	39,975	34,467
Amortization of deferred contract costs	8,927	3,500
Deferred income taxes	(8,238)	(7,849)
Other	504	(1,704)
Changes in operating assets and liabilities:
Accounts receivable, net	(755)	(997)
Prepaid expenses, other current assets, and other long-term assets	(7,503)	(780)
Deferred contract costs	(9,107)	(4,254)
Accounts payable	(1,250)	4,943
Accrued liabilities, other current liabilities, and other long-term liabilities	9,253	(11,750)
Contract liabilities	(1,897)	1,798
Net cash provided by operating activities	123,673	116,221

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property and equipment	(24,301)	(28,355)
Acquisition of internal-use software	(68,881)	(59,514)
Purchases of investments	(136,162)	(221,383)
Maturities of investments	163,980	99,490
Cash paid for acquisitions, net of cash acquired	—	(119,270)
Other investing activities, net	172	—
Net cash used in investing activities	(65,192)	(329,032)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock under employee stock plans	19,385	19,306
Payments for repurchase of common stock	(14,740)	(35,244)
Tax payments related to shares withheld for vested restricted stock units	(19,042)	(13,826)
Other financing activities, net	(85)	(634)
Net cash used in financing activities	(14,482)	(30,398)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	43,999	(243,209)

CASH AND CASH EQUIVALENTS, Beginning of period	137,698	380,907
CASH AND CASH EQUIVALENTS, End of period	$181,697	$137,698

Ellie Mae, Inc.
NON-GAAP RECONCILIATION
(UNAUDITED)
(in thousands, except per share amounts)

	Quarter Ended December 31,				Year Ended December 31,
	2018 ASC 606	Adjust- ments	2018 ASC 605	2017 ASC 605	2018 ASC 606	Adjust- ments	2018 ASC 605	2017 ASC 605
Revenues	$116,046	$(862)	$115,184	$112,886	$480,266	$(2,064)	$478,202	$417,042
Operating expenses:
Sales and marketing	$21,247	$563	$21,810	$18,280	$84,234	$1,548	$85,782	$65,042
Total operating expenses	$67,504	$563	$68,067	$62,050	$269,461	$1,548	$271,009	$213,994
Income (loss) before income taxes	$414	$(1,425)	$(1,011)	$3,417	$14,800	$(3,612)	$11,188	$45,394
Income tax provision (benefit)	$330	$1,146	$1,476	$(6,492)	$(7,775)	$(882)	$(8,657)	$(7,456)

Net income (loss)	$84	$(2,571)	$(2,487)	$9,909	$22,575	$(2,730)	$19,845	$52,850
Depreciation and amortization	14,187	—	14,187	10,458	50,275	—	50,275	36,482
Amortization of acquisition-related intangibles	2,694	—	2,694	6,282	21,389	—	21,389	9,515
Other income, net	(1,069)	—	(1,069)	(853)	(3,920)	—	(3,920)	(3,256)
Income tax provision (benefit)	330	1,146	1,476	(6,492)	(7,775)	(882)	(8,657)	(7,456)
EBITDA	16,226	(1,425)	14,801	19,304	82,544	(3,612)	78,932	88,135

Stock-based compensation expense	9,241	—	9,241	9,207	39,975	—	39,975	34,467
Acquisition-related costs(2)	—	—	—	161	—	—	—	1,282
Adjusted EBITDA	$25,467	$(1,425)	$24,042	$28,672	$122,519	$(3,612)	$118,907	$123,884

Gross profit	$66,849	$(862)	$65,987	$64,614	$280,341	$(2,064)	$278,277	$256,132
Stock-based compensation expense(1)	2,350	—	2,350	1,857	8,758	—	8,758	6,786
Amortization of acquisition-related intangibles(1)	2,028	—	2,028	5,438	18,738	—	18,738	7,739
Adjusted gross profit	$71,227	$(862)	$70,365	$71,909	$307,837	$(2,064)	$305,773	$270,657

Net income (loss)	$84	$(2,571)	$(2,487)	$9,909	$22,575	$(2,730)	$19,845	$52,850
Stock-based compensation expense	9,241	—	9,241	9,207	39,975	—	39,975	34,467
Amortization of acquisition-related intangibles	2,694	—	2,694	6,282	21,389	—	21,389	9,515
Acquisition-related costs(2)	—	—	—	161	—	—	—	1,282
Non-GAAP income tax adjustments(3)	(2,531)	1,327	(1,204)	(13,787)	(20,586)	1	(20,585)	(39,254)
Adjusted net income (2)	$9,488	$(1,244)	$8,244	$11,772	$63,353	$(2,729)	$60,624	$58,860

Shares used to compute adjusted net income per share
Basic	34,717	—	34,717	34,214	34,441	—	34,441	34,057
Diluted	35,636	—	35,636	35,689	35,787	—	35,787	35,806

Adjusted net income per share (2)
Basic	$0.27	$(0.03)	$0.24	$0.34	$1.84	$(0.08)	$1.76	$1.73
Diluted	$0.27	$(0.04)	$0.23	$0.33	$1.77	$(0.08)	$1.69	$1.64

(1) Amount represents the cost of revenues portion of stock-based compensation expense and amortization of acquisition-related intangibles.
(2) Acquisition-related costs include third-party transaction costs incurred for legal and other professional services in relation to an acquisition. These costs are non-recurring and are not related to the on-going operating results in the period.

(3) For the quarter and year ended December 31, 2018, the non-GAAP effective tax rates are 23.2% and 16.8%, respectively, under ASC 606. For the quarter and year ended December 31, 2018, the non-GAAP effective tax rates are 24.5% and 16.4%, respectively, under ASC 605. For the quarter and year ended December 31, 2017, the non-GAAP effective tax rates are 38.3% and 35.1%, respectively, under ASC 605. The non-GAAP income tax adjustments are calculated based on the annual non-GAAP effective tax rate, which quantifies the tax effects of the non-GAAP adjustments described above, and eliminates the effects of non-recurring items which can vary in size and frequency.